Exhibit 99.5

August 17, 2026

Lynda Chervil

Chairman of the Board

Internet Sciences, Inc.

1330 Avenue of the Americas, 23rd Floor

New York, NY 10019

Dear Lynda,

I am resigning from my position as an independent member of the Board of Directors of Internet Sciences, Inc., effective immediately.

I have accepted another organization’s board leadership position. Thus, I will not have the time to properly support my assignments on the Nominating and the Science & Technology committees.

Thank you for the opportunity to serve and I wish the company success with its innovative enterprise data intelligence and analytics platform.

Sincerely,

/s/ James C. Forbes

James C. Forbes

Atlanta, Georgia